UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2013

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2013, the Company entered into a Nomination Agreement (the “Agreement”) with PW Partners Atlas Fund LP, PW Partners Master Fund LP, PW Partners Capital Management LLC, PW Partners Atlas Funds, LLC, PW Partners, LLC and Patrick Walsh (collectively, the “PW Group”). The PW Group represented in the Agreement that it collectively beneficially owned 742,486 shares of Company stock as of the date of the Agreement (approximately 9.9% of the outstanding Company stock as of October 29, 2012).

Pursuant to the Agreement, PW Partners Atlas Fund LP has withdrawn its letter previously submitted to the Company stating its intention to nominate Patrick Walsh to the Board of Directors (the “Board”) at the Company’s 2013 annual shareholders’ meeting, and the Company has agreed to include Mr. Walsh in the Company’s slate of director nominees for election at that meeting. Due to a recent change in Company management, one of the Company’s existing directors, Christopher O’Donnell, will not be standing for re-election at the 2013 annual shareholders’ meeting and Mr. Walsh will be nominated to fill that position. If elected, Mr. Walsh will be appointed to serve on the Company’s Audit and Strategic Planning Committees.

If Mr. Walsh resigns or is otherwise removed from the Board prior to ten days before the deadline for shareholders to submit director nominations for the Company’s 2014 annual shareholders’ meeting, the Company has agreed to work in good faith with the PW Group to appoint a mutually acceptable replacement so long as the PW Group then owns at least 5% of the Company’s outstanding stock. The Company’s nomination obligations under the Agreement will cease, and Mr. Walsh (or his replacement) must offer to resign from the Board, if the PW Group ceases to hold at least 5% of the Company’s common stock.

The PW Group has agreed to standstill restrictions prohibiting them from owning more than 12.9% of the Company’s shares or engaging in various proxy or other solicitation activities. The standstill restrictions do not limit actions that Mr. Walsh (or his replacement) may take acting solely as a director of the Company consistent with fiduciary duties as a director. The standstill provisions will continue until the date that is ten days prior to the deadline for shareholders to submit director nominations for the Company’s 2014 annual shareholders’ meeting (the “Initial Period”), or, if longer, until the earlier of (A) 30 calendar days prior to the date of the Company’s 2014 annual shareholders’ meeting, and (B) 30 calendar days following the date on which Mr. Walsh (or his replacement) no longer remains a director serving on the Board. However, the PW Group will be permitted, following expiration of the Initial Period and prior to the deadline for shareholders to submit director nominations for the Company’s 2014 annual shareholders’ meeting, to submit such nominations if Mr. Walsh (or his replacement) resigns from the Board prior to or contemporaneously with such submission and, in such event, the standstill period will terminate immediately.

Each member of the PW Group, on the one hand, and the Company, on the other hand, has agreed that, during the standstill period, it will not make disparaging or unfavorable remarks, comments or criticisms with regard to the other party, its business, or any of its current, future and former personnel, agents and representatives.

Each member of the PW Group has agreed to use their commercially reasonable efforts to cause their shares to be present for quorum purposes and voted in support of Company-nominated directors at the 2013 annual shareholders’ meeting and at any other special shareholders’ meeting during the standstill period. The Company has agreed that the number of directors constituting the Board will be fixed at six during the standstill period.

The Company has agreed to reimburse the PW Group for its reasonable out-of-pocket fees and expenses in connection with the Agreement and matters related to the 2013 annual shareholders’ meeting, up to a maximum of $25,000.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Nomination Agreement between the Company and the PW Group dated March 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: March 4, 2013	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Nomination Agreement between the Company and the PW Group dated March 1, 2013